Exhibit 10.1

EXECUTION VERSION

FORBEARANCE

FORBEARANCE, dated as of January 16, 2019 (this “Agreement”), by and among Ditech Holding Corporation, a Maryland corporation (the “Issuer”), each of the undersigned entities listed as guarantors (the “Guarantors” and, together with the Issuer, the “Note Parties”), and each of the undersigned beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of the Notes (as defined below) (collectively, the “Holders”).

WHEREAS, the Issuer is the issuer under that certain Indenture, dated as of February 9, 2018, among the Issuer, the Guarantors and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) (as amended, modified or supplemented prior to the date hereof, the “Indenture” and, the notes issued thereunder, the “Notes”);

WHEREAS, the Issuer failed to make the interest payment due on December 15, 2018, on the Notes (as required pursuant to the Indenture), and the failure to pay interest on any Notes within thirty (30) days after the same has become due and payable, constitutes an Event of Default under the Indenture (such default, the “Interest Default”);

WHEREAS, upon the occurrence of an Event of Default and so long as such Event of Default is continuing, the Trustee or the holders of at least twenty-five percent (25%) of the outstanding principal amount of the Notes may, by delivering a written “notice of acceleration” to the Issuer and the Trustee, declare the principal of, premium, if any, and accrued and unpaid interest on all of the Notes issued under the Indenture immediately due and payable;

WHEREAS, the Holders collectively hold greater than seventy-five percent (75%) of the aggregate principal amount of the Notes outstanding, and have formed an ad hoc committee for the purposes of entering into restructuring discussions with the Note Parties;

WHEREAS, the Note Parties have requested that the Holders, and the Holders have agreed to, subject to the terms and conditions set forth herein, temporarily forbear from delivering a “notice of acceleration” with respect to the Interest Default; and

WHEREAS, terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Forbearance.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 3 below and the continued satisfaction of the conditions set forth in Section 4 below, respectively, as of the date hereof, each Holder hereby agrees that during the period beginning on the date hereof and ending on the Forbearance Termination Date (the “Forbearance Period”), it will not enforce, or otherwise take any action to direct enforcement of, any of the rights and remedies available to the Holders or the Trustee under the Indenture or the Notes or otherwise, including, without limitation, any action to accelerate, or join in any request for acceleration of, the Notes (“Remedial Action”) under the Indenture or the Notes, solely with respect to the Interest Default (such forbearance, the “Forbearance”). As used herein, “Forbearance Termination Date” means the earlier of (i) 11:59 p.m. (New York City time) on February 8, 2019; (ii) the failure of any Note Party to comply with any term, condition, or covenant set forth in this

Agreement; (iii) the failure of any representation or warranty made by any Note Party under this Agreement to be true and complete in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representation and warranty already is qualified or modified by materiality in the text thereof) as of the date when made or any other breach in any material respect of any such representation or warranty; (iv) the occurrence of any Event of Default under the Indenture other than the Interest Default; or (v) the end of the Forbearance Period (as defined in the Term Loan Forbearance Agreement).

(b) Subject to the satisfaction of the conditions precedent set forth in Section 3 below, as of the date hereof, each Holder hereby agrees that, during the Forbearance Period, it will not sell, pledge, hypothecate or otherwise transfer any Notes, except to (i) a purchaser or other entity who agrees in writing with the transferor (with a copy to and for the benefit of the Note Parties) prior to such transfer to be bound by all of the terms of this Agreement as if a party hereto with respect to the relevant Notes being transferred to such purchaser; or (ii) a party who is already a signatory hereto.

(c) This Agreement shall in no way be construed to preclude any Holder from acquiring additional Notes to the extent permitted by applicable law. However, such Holder shall, automatically and without further action, remain subject to this Agreement with respect to any Notes so acquired. The foregoing forbearances shall not be construed to impair the ability of the Holders or the Trustee to exercise any rights or remedies under the Indenture or take any Remedial Action (x) at any time after the Forbearance Period or (y) during the Forbearance Period, for Defaults or Events of Default other than the Interest Default, and, except as provided herein, nothing shall restrict, impair or otherwise affect the exercise of the Holders’ rights under this Agreement, the Indenture or the Notes.

(d) With respect to the Forbearance, each Holder’s agreements, as provided herein, shall immediately terminate without requirement for any notice, demand or presentment of any kind on the Forbearance Termination Date, and the Note Parties at that time shall be obligated to comply with and perform all terms, conditions and provisions of the Indenture and the Notes without giving effect to the Forbearance, and the Trustee and the Holders may at any time thereafter proceed to exercise any and all of their rights and remedies, including, without limitation, their rights and remedies in connection with the Interest Default and any other Defaults or Events of Default under the Indenture or rights under this Agreement, to the extent continuing.

(e) The Holders hereby request that the Trustee not take, and direct the Trustee not to take any Remedial Action with respect to the Interest Default during the Forbearance Period. In the event that the Trustee takes any action to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture during the Forbearance Period solely due to the Interest Default, the Holders agree to rescind and cancel such acceleration to the fullest extent permitted under the Indenture.

(f) Each of the Note Parties acknowledges and agrees that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action that the Trustee or any Holder may be entitled to assert in order to enforce its rights and remedies against any of the Note Parties (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

Section 2. Representations and Warranties.

By its execution of this Agreement, each Note Party hereby represents and warrants to the Holders that:

(a) Each Note Party has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each Note Party enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b) Neither the execution, delivery or performance by any Note Party of this Agreement, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of applicable law; (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Note Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Note Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Note Party; and

(c) As of the date hereof, to the knowledge of the Note Parties, no Default or Event of Default (excluding the Interest Default) has occurred and is continuing under the Indenture.

Section 3. Conditions Precedent. The effectiveness of this Agreement and the obligations of the Holders hereunder is subject to the satisfaction, or waiver by the Holders, of the following conditions:

(a) Counterparts. The execution of this Agreement by each Note Party and Holders constituting greater than seventy-five percent (75%) of the outstanding Notes as of the date hereof.

(b) No Default. No Default or Event of Default other than the Interest Default shall have occurred and be continuing as of the date the condition set forth in Section 3(a) is satisfied.

(c) Term Loan Forbearance. The Issuer and the Required Lenders (as defined in the Existing Credit Facility) shall have entered into a forbearance agreement (the “Term Loan Forbearance Agreement”) with respect to any event of default under the Existing Credit Facility resulting from the Interest Default, which Term Loan Forbearance Agreement shall be in form and substance reasonably acceptable to the Holders

Section 4. Forbearance Continuing Conditions. The continued satisfaction of each of the following shall be a condition to the Forbearance:

(a) No voluntary petition for relief under any Bankruptcy Law is filed by any Note Party; and

(b) No involuntary petition for relief under any Bankruptcy Law is filed against the Issuer or any Note Party that is a Significant Subsidiary.

Section 5. Representation of the Holders. Each Holder severally (but not jointly) represents that, as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth on the signature page hereof beneath its name, and has all necessary power and authority to enter into this Agreement, grant the Forbearance with respect to such Notes and perform its obligations hereunder.

Section 6. Confidentiality. Each of the Note Parties shall not disclose to any person or entity the Holders’ holdings set forth on their respective signature pages to this Agreement or otherwise disclose the Holders’ holdings information (collectively, the “Holder Information”) except: (1) in any legal proceeding relating to this Agreement; provided that the relevant Note Party shall use its reasonable best efforts to maintain the confidentiality of such Holder Information in the context of any such proceeding; (2) to the extent required by law; and (3) in response to a subpoena, discovery request, or a request from a government agency, regulatory authority or securities exchange for information regarding Holder Information or the information contained therein; provided, however, that each of the Note Parties will, to the extent permitted by applicable law or regulation, provide any such Holder with prompt written notice of any such request or requirement so that such Holder may seek, at such Holder’s expense, a protective order or other appropriate remedy and each Note Party will fully cooperate with such Holder’s efforts to obtain same. Notwithstanding anything to the contrary in this Section 6, the Note Parties may: (i) disclose the aggregate principal amount of Notes held by the Holders executing this Agreement, taken as a whole; and (ii) to effectuate and evidence the direction to the Trustee contained herein, at any time, and from time to time, during the Forbearance Period, provide the Trustee with an executed copy of this Agreement that includes the individual signature pages of each of the Holders; provided that the Note Parties first obtain the Trustee’s written consent not to disclose to any person or entity any information relating to the individual holdings of each Holder, such written consent to be on substantially the same terms as set forth in this paragraph.

Section 7. Effect on the Indenture. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holders under the Indenture, the Notes or the Security Documents, and shall not, except as expressly set forth herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Indenture, the Notes or the Security Documents or any other provision of the Indenture, the Notes or the Security Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 10. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11. Acknowledgments. Each Note Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof after giving effect to this Agreement, the covenants and agreements contained in the Indenture, the Notes and the Security Documents, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby.

Section 12. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Note Parties and the Holders. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

Section 13. Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. This Agreement may not be modified, altered or amended except by an agreement in writing signed by a duly authorized representative of all the parties hereto.

Section 14. Non-Waiver of Default. Neither this Agreement nor any forbearance hereunder shall be deemed a waiver of or consent to the Interest Default or to any Default or Event of Default or any other term or provision of the Indenture.

Section 15. No Novation, etc. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Notes and the Indenture shall remain in full force and effect.

Section 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 17. Joinder of Additional Holders. During the Forbearance Period other beneficial holders may become Holders by executing a joinder to this Agreement, the form of which shall be mutually agreeable to the Issuer and the Holders.

Section 18. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NOTE PARTIES

DITECH HOLDING CORPORATION

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

DITECH FINANCIAL LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

DF INSURANCE AGENCY LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

GREEN TREE CREDIT LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

GREEN TREE CREDIT SOLUTIONS LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

GREEN TREE INSURANCE AGENCY OF NEVADA, INC.

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

GREEN TREE INVESTMENT HOLDINGS III LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

[Signature Page to Forbearance]

GREEN TREE SERVICING CORP.

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

MARIX SERVICING LLC

By:	/s/ Kimberly A. Perez
Name: Kimberly A. Perez
Title: Chief Financial Officer and Treasurer

MORTGAGE ASSET SYSTEMS, LLC

By:	/s/ Jeffrey Baker
Name: Jeffrey Baker
Title: President

REO MANAGEMENT SOLUTIONS, LLC

By:	/s/ Jeffrey Baker
Name: Jeffrey Baker
Title: President

REVERSE MORTGAGE SOLUTIONS, INC.

By:	/s/ Jeffrey Baker
Name: Jeffrey Baker
Title: President

WALTER MANAGEMENT HOLDING COMPANY LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

WALTER REVERSE ACQUISITION LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

[Signature Page to Forbearance]

HOLDERS

STS MASTER FUND, LTD.

By:	/s/ Brad Craig
Name: Brad Craig
Title: Chief Operating Officer

Principal Amount of Notes held: $_____________

OMEGA CAPITAL PARTNERS, LP

By:	/s/ Edward Levy
Name: Edward Levy
Title: Member of General Partner

Principal Amount of Notes held: $_____________

OMEGA CAPITAL INVESTORS, LP

By:	/s/ Edward Levy
Name: Edward Levy
Title: Member of General Partner

Principal Amount of Notes held: $_____________

OMEGA EQUITY INVESTORS, LP

By:	/s/ Edward Levy
Name: Edward Levy
Title: Member of General Partner

Principal Amount of Notes held: $_____________

OCO CAPITAL PARTNERS, LP

By:	/s/ Sam Martini
Name: Sam Martini
Title: Co-Managing Member

Principal Amount of Notes held: $_____________

LION POINT MASTER, LP

By:	/s/ James Murphy
Name: James Murphy
Title: Chief Operating Officer and Chief Financial Officer

Principal Amount of Notes held: $_____________

[Signature Page to Forbearance]

OAKTREE CAPITAL MANAGEMENT, L.P., solely in its capacity as investment manager to certain funds and accounts

By:	/s/ Philip McDermott
Name: Philip McDermott
Title: Vice President

By:	/s/ Brian Price
Name: Brian Price
Title: Vice President

Principal Amount of Notes held: $_____________

[Signature Page to Forbearance]